SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549



                                    FORM 8-K/A



                         AMENDMENT NO. 1 TO CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



                          Date of Report:  June 13, 1997
                                           -------------



                        NEW ENGLAND BUSINESS SERVICE, INC.
                       -----------------------------------
              (Exact name of registrant as specified in its charter)



             Delaware                  001-11427            04-2942374
             --------                  ----------           ----------
     (State or other jurisdiction     (Commission         (IRS Employer
          of incorporation)           File Number)      Identification No.)




                500 Main Street, Groton, MA              01471
                ---------------------------              -----
           (Address of principal executive offices)    (ZIP Code)



       Registrant's telephone number, including area code:   (508) 448-6111
                                                             --------------


<PAGE


    The undersigned Registrant hereby amends Item 7 of its Current Report on Form 8-K dated April 15, 1997 to read in its entirety as follows:



ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS


(a)   Financial Statements of Business Acquired


Chiswick Trading, Inc.

Financial Statements for the Years Ended
December 31, 1996 and 1995
and Independent Auditors' Report

Chiswick Trading, Inc.

Unaudited Financial Statements for the Three Months Ended
March 31, 1997


(b)   Pro Forma Financial Information

Pro Forma Combined Condensed Financial Statements

    Pro Forma Combined Condensed Consolidated Balance Sheet
    Pro Forma Combined Consolidated Statement of Income for the
      Year Ended June 29, 1996
    Pro Forma Combined Consolidated Statement of Income for the
      Nine Months Ended March 29, 1997
    Notes to Pro Forma Combined Condensed Financial Statements


(c)	Exhibits

Exhibit
Number

* 2.1	  Asset Purchase Agreement by and among New England Business
        Service, Inc. Chiswick Trading, Inc. and Theodore Pasquarello dated as of March 31, 1997.

* 2.2	  Agreement to Furnish Copies of Omitted Schedules and Exhibits
        to Asset Purchase Agreement.

* 10.1 Revolving Credit Agreement dated as of March 26, 1997, by and among New England Business Service, Inc., The First National Bank of Boston and Fleet National Bank (together with certain other financial institutions, the "Banks"), The First National Bank of Boston, as agent for the Banks, and Fleet National Bank, as documentation agent for the Banks.

  24.1  Independent Auditors' Consent

* Previously filed on Form 8-K dated April 15, 1997

CHISWICK TRADING, INC.

TABLE OF CONTENTS
----------------------------------------------------

                                               Page
INDEPENDENT AUDITORS' REPORT	                  1

FINANCIAL STATEMENTS FOR THE YEARS ENDED
DECEMBER 31, 1996 AND 1995:

       Balance Sheets                           2

       Statements of Income                     3

       Statements of Cash Flows                 4

       Notes to Financial Statements           5-9

INDEPENDENT AUDITORS' REPORT

To the Stockholder
   of Chiswick Trading, Inc.

We have audited the accompanying balance sheets of Chiswick Trading, Inc. (the "Company") as of December 31, 1996 and 1995 and the related statements of income and retained earnings and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Chiswick Trading, Inc. as of December 31, 1996 and 1995, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

As discussed in Note 10, the accompanying financial statements for 1996 and 1995 have been restated.


/s/ DELOITTE & TOUCHE LLP
Boston, Massachusetts
April 25, 1997

CHISWICK TRADING, INC.

BALANCE SHEETS (As restated)
DECEMBER 31, 1996 AND 1995
__________________________________________________________________________________________________________________________
                                                          LIABILITIES AND STOCKHOLDER'S
ASSETS                            1996        1995        EQUITY                                    1996         1995
CURRENT ASSETS:                                          CURRENT LIABILITIES:
  Cash                       $  2,103,211  $  1,367,364    Accounts payable                     $ 1,176,775   $ 1,102,648
                                                           Accrued expenses                       2,089,550     2,018,521
                                                           Other accrued liabilities              1,700,000     1,500,000
  Accounts receivable                                      Notes payable                            114,287       155,233
   (less allowance                                                                              -----------   -----------
   for  doubtful accounts
   of $164,000 in 1996          4,412,162     3,963,520
   and $79,000 in 1995)                                    Total current liabilities              5,080,612     4,776,402
  Inventory                     3,824,150     3,351,120
  Other receivables and
   notes receivable                41,265        68,140   LONG-TERM LIABILITIES - Notes payable      94,986       209,271
  Deferred tax assets             115,974        94,254                                         -----------   -----------
  Due from related party           15,327        20,600        Total liabilities                  5,175,598     4,985,673
  Deferred mail advertising                                                                     -----------   -----------
   and prepaid expenses         1,344,711     1,347,066   COMMITMENTS AND CONTINGENCIES
                                                          STOCKHOLDER'S EQUITY:
                              -----------  ------------     Common stock, no par value;
 Total current assets          11,856,800    10,212,064     authorized - 12,500 shares;              15,000        15,000
                              -----------  ------------     issued - 200 shares
                                                            Additional paid-in capital               50,000        50,000
PROPERTY AND EQUIPMENT, Net     1,103,477     1,128,015     Retained earnings                     8,826,842     7,403,788
                              -----------  ------------                                         -----------   -----------
OTHER ASSETS:                     107,163       114,382        Total                              8,891,842     7,468,788

                                                            Less - treasury stock
                                                            (100 shares) at cost                 (1,000,000)   (1,000,000)
                                                                                                -----------   ----------
                                                               Total stockholder's equity         7,891,842     6,468,788
                             ------------  ------------                                         -----------   -----------
                                                           TOTAL LIABILITIES AND STOCKHOLDER'S
TOTAL ASSETS                 $ 13,067,440  $ 11,454,461    EQUITY                               $13,067,440   $11,454,461
                             ============  ============                                         ===========   ===========

See notes to financial statements.
<PAGE




CHISWICK TRADING, INC.

STATEMENTS OF INCOME AND RETAINED EARNINGS (As restated)
YEARS ENDED DECEMBER 31, 1996 AND 1995
________________________________________________________
                                      1996             1995
SALES	                            $45,124,788  	     $39,662,974

COST OF SALES                      21,661,346        18,881,252
                                  -----------       -----------
GROSS PROFIT                       23,463,442        20,781,722

OPERATING EXPENSES                 19,367,138        17,143,431
                                  -----------       -----------
INCOME FROM OPERATIONS              4,096,304         3,638,291

OTHER INCOME (EXPENSE)                 (7,018)           13,070
                                  -----------       -----------
INCOME BEFORE INCOME TAXES          4,089,286         3,651,361

INCOME TAXES                          204,525           186,637
                                  -----------       -----------
NET INCOME                          3,884,761         3,464,724

RETAINED EARNINGS, BEGINNING
  OF YEAR, AS RESTATED              7,403,788         5,955,615

DIVIDENDS PAID                     (2,461,707)       (2,016,551)
                                  -----------       -----------
RETAINED EARNINGS, END OF YEAR     $8,826,842        $7,403,788
                                  ===========       ===========

See notes to financial statements.

CHISWICK TRADING, INC.

STATEMENTS OF CASH FLOWS (As restated)
YEARS ENDED DECEMBER 31, 1996 AND 1995
________________________________________________________________________
                                                      1996          1995
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                       $3,884,761    $3,464,724
  Adjustments to reconcile net income to
  net cash provided by operating activities:
    Depreciation and amortization                     494,789       517,435
    Bad debts                                          84,898        45,410
    Deferred taxes                                    (21,720)      (16,565)
    (Gain) loss on asset disposal                      11,223        (4,007)
  Changes in:
    Accounts receivable, trade                       (533,540)     (535,456)
    Inventory                                        (473,030)     (414,314)
    Deferred mail advertising and prepaid expenses      2,355      (289,396)
    Other assets                                        5,580       (19,569)
    Accounts payable, accrued expenses and other
      accrued liabilities                             345,156       614,565
                                                   ----------    ----------
        Net cash provided by operating activities   3,800,472     3,362,827
                                                   ----------    ----------
CASH FLOWS FROM INVESTING ACTIVITES:
  Purchase of property, equipment and software       (474,255)     (600,314)
  Proceeds from sale of equipment                        -            7,435
  Collection on notes receivable                       26,568          -
                                                   ----------    ----------
        Net cash used for investing activities       (447,687)     (592,879)
                                                   ----------    ----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from issuance of notes payable	                -          112,500
  Principal payments on notes payable                (155,231)     (363,993)
  Dividends paid                                   (2,461,707)   (2,016,551)
                                                   ----------    ----------
        Net cash used for financing activities     (2,616,938)   (2,268,044)
                                                   ----------    ----------
NET INCREASE IN CASH                                  735,847       501,904

CASH AND EQUIVALENTS, Beginning of year             1,367,364       865,460
                                                   ----------   -----------
CASH AND EQUIVALENTS, End of year                  $2,103,211    $1,367,364
                                                   ==========   ===========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW
  INFORMATION - Cash paid during the period for:
    Interest                                       $   32,260   $    54,105
                                                   ==========   ===========
    Income Taxes                                   $  226,245   $   203,202
                                                   ==========   ===========

See notes to financial statements

CHISWICK TRADING, INC.

NOTES TO FINANCIAL STATEMENTS (As restated)
YEARS ENDED DECEMBER 31, 1996 AND 1995
---------------------------------------------------------------------
1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Business Activity - Chiswick Trading, Inc. (the "Company") was established under the laws of the Commonwealth of Massachusetts on August 20, 1974. The Company operates primarily in a single industry segment consisting of the sale of industrial packaging, shipping and warehouse supplies and gift wrap packaging products through catalogs throughout the United States and Canada.

Currency Translation - Because of the nature of the Company's Canadian operations, the U.S. dollar has been designated as the functional currency. Accordingly, gains or losses from foreign currency translations and from changes in exchange rates on foreign currency balances are recognized in income in the year they occur. These were nominal for the years ended December 31, 1996 and 1995.

Income Taxes - Effective February 1,1986, the Company elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code. Under those provisions, the Company does not pay federal corporate income taxes. Instead, the stockholder is liable for individual federal income taxes on the Company's taxable income.

The Company is, however, subject to state income taxes. Deferred income taxes have been provided to reflect the tax consequences on future years of differences between the tax bases of assets and liabilities and their financial reporting amounts. These differences primarily result from reserves and certain accruals.

Cash and Equivalents - Cash and equivalents include time deposits, certificates of deposit, money market funds, and highly liquid debt instruments which mature within three months or less at the date of their acquisition.

Inventory - Inventory, which consists of industrial and retail packaging, shipping and supplies goods, is stated at the lower of cost or market. Cost is determined by using the average cost method.

Property, Equipment and Depreciation - Property and equipment are carried at cost. Depreciation is computed using straight-line and accelerated methods over the estimated economic useful lives of the assets (five to ten years).

Revenue Recognition - Revenue is recognized from sales when a product is shipped.

Direct Mail Advertising - The Company applies the provision of Statement
of Position ("SOP") No. 93-7, "Reporting on Advertising Costs."   The
Company expenses the production costs of advertising the first time the advertising takes place, except for direct response advertising which is capitalized and amortized over the future period of its expected benefit. Direct-response advertising consists primarily of product catalogs and associated mailing costs. Advertising expense included in operating expenses was approximately $4,967,000 in 1996 and $4,697,000 in 1995.

Fair Value of Financial Instruments - As of December 31, 1996 and 1995, the carrying value of all financial instruments approximates fair value.

Concentration of Credit Risk - The Company extends credit to approximately 250,000 geographically dispersed customers on an unsecured basis in the normal course of business. No individual industry or industry segment is significant to the Company's customer base. The Company has, in place, policies governing the extension of credit and collection of amounts due from customers.

Use of Estimates - In the process of preparing its financial statements, management makes informed estimates and judgments. The primary estimates underlying the Company's financial statements include allowances for doubtful accounts, inventory obsolescence, deferrals of direct mail advertising costs and other matters. Actual results could differ from those estimates and thus impact results reported in future periods.


2. CONCENTRATION OF CREDIT RISK ARISING FROM CASH DEPOSITS IN EXCESS OF INSURED LIMITS

The Company maintains cash balances at two financial institutions located in Massachusetts and one located in Canada. Accounts at each Massachusetts institution are insured by the Federal Deposit Insurance Corporation up to $100,000. The account in Canada is insured by the Canadian Deposit Insurance Corporation up to $60,000. At December 31, 1996 and 1995 the Company's cash balances exceeded the insured limits by $1,442,686 and $1,232,525, respectively.

3.	PROPERTY AND EQUIPMENT

                                             1996           1995
Vehicles                                 $  124,202     $  124,202
Office equipment and furnishings          2,122,494      2,132,828
Warehouse equipment                         691,200        709,411
Leasehold improvements                      330,531        307,974
                                         ----------     ----------
Total                                     3,268,427      3,274,415

Less - accumulated depreciation
  and amortization                        2,164,950      2,146,400
                                         ----------     ----------
Net property and equipment               $1,103,477     $1,128,015
                                         ==========     ==========

4.	NOTES PAYABLE

Notes payable consisted of the following at December 31:

                                                      1996      1995
Collateralized promissory notes bearing interest
at rates from 6.80% to 8.12%, payable in monthly
installments                                        $ 78,023  $143,656

Noncollateralized promissory notes bearing interest
at rates from 9.23% to 10.15%, payable
in monthly installments                              131,250   220,848
                                                    --------  --------
                                                     209,273   364,504

Less current portion                                 114,287   155,233
                                                    --------   -------
Long-term portion                                    $94,986  $209,271
                                                    ========  ========

Maturities are as follows:

  1997                                              $114,287
  1998                                                87,475
  1999                                                 7,511
                                                    --------
                                                    $209,273
                                                    ========

5.    REVOLVING LINE OF CREDIT

The Company has a revolving line of credit with a bank in the amount of $3,000,000, which is collateralized by accounts receivable, inventory and equipment. Interest is paid monthly at that bank's base rate (which on December 31, 1996 was 8.25%). At December 31, 1996 and 1995, there were no borrowings under this facility. This facility expires on May 31, 1997.

6.    PROFIT SHARING PLAN

On January 1, 1994, the Company adopted a salary reduction/profit-sharing plan (the "plan") under the provisions of Section 401(k) of the Internal Revenue Code. The plan covers substantially all full-time employees who have completed one year of service with the Company. Contributions under the plan are discretionary and are determined annually by the Company's Board of Directors. Contributions totaled $53,301 and $42,576, in 1996 and 1995, respectively.

7.    COMMITMENTS AND CONTINGENCIES
The Company has entered into agreements with key management employees. The Company is obligated to pay these employees certain amounts from the proceeds in the event the Company is sold. These amounts are determined based on a vesting percentage and a percentage of the difference between the proceeds and a base amount of $21,000,000. It is anticipated that approximately $5,000,000 will be paid pursuant to the sale described in
Note 9.




<PAGE

7.    COMMITMENTS AND CONTINGENCIES (CONTINUED)

The Company leases certain warehouse space and office equipment from third parties under long-term operating leases. Future minimum rental payments required under operating leases that have an initial or remaining noncancelable lease term in excess of one year, as of December 31, 1996 are:

     1997                                         $ 41,036
     1998                                           41,006
     1999                                           31,002
     2000                                           17,964
     2001                                              416
                                                  --------
     Total                                        $131,424
                                                  ========

Rental expense under the above operating leases totaled $72,650 and $38,580 for the years ended December 31, 1996 and 1995, respectively.

8.    RELATED-PARTY TRANSACTIONS

The Company's office and warehouse facilities are leased from E.B. Realty Associates Limited Partnership. The lease requires that the Company pay for utilities, taxes, insurance and maintenance expenses. This lease expires in 2005. The only partners of E.B. Realty Associates Limited Partnership are the Company's sole stockholder and his spouse. For the years ended December 31, 1996 and 1995, the Company paid rent each year in the amount of $720,000 under this lease. Future minimum lease payments are as follows:

     1997                                       $  720,000
     1998                                          720,000
     1999                                          720,000
     2000                                          720,000
     2001                                          720,000
     2002 and thereafter                         2,880,000
                                                 ---------
     Total                                      $6,480,000
                                                ==========

The Company rents additional warehouse space from The Paris Trust, which is owned by the sole stockholder. For the years ended December 31, 1996 and 1995, the Company paid rent each year in the amount of $260,000 under this lease. In April of 1997, in connection with the Company's sale of its assets (see Note 9), this lease agreement was discontinued without penalties or costs.

The Company is also contingently liable as a guarantor on behalf of E.B. Realty Associates Limited Partnership for the following items:

a. A standby letter of credit to its primary bank dated January 20, 1989 in the amount of $100,000.
b. A note dated February 26, 1988 in the amount of $100,000. The maturity date, January 19, 1992, has been extended by agreement of both parties to the note.

The Company is contingently liable as a guarantor on a mortgage note granted by The Paris Trust, a related party, to a bank in the amount of $7,200,000. As of December 31, 1996, the balance was $5,616,000.

9.    POST-BALANCE SHEET EVENTS

On March 31, 1997, New England Business Service, Inc. ("NEBS") purchased substantially all of the Company's assets and assumed certain of its liabilities. The consideration paid included cash and common stock. This consideration totaled approximately $43,000,000. In connection with this transaction, all leasing and rental arrangements described in Note 8, respectively, were renegotiated. The accompanying financial statements do not include the effects of the transaction with NEBS.

10.   RESTATEMENT

These financial statements have been restated for both 1995 and 1996 so as to properly account for (i) deferred advertising pursuant to SOP No. 93-7;
(ii) valuation allowances for accounts receivable and inventory; (iii) the accrual of vacation time; and (iv) certain liabilities which had been previously written off.

1995 net income was accordingly decreased by $314,747 and 1996 net income was decreased by $412,665. Retained earnings as of January 1, 1995 was decreased by $1,476,087.

CHISWICK TRADING, INC.

BALANCE SHEET
MARCH 31, 1997
UNAUDITED
__________________________________________________________________________________________________________________________
                                                          LIABILITIES AND STOCKHOLDER'S
ASSETS                            1997                    EQUITY                                    1997
CURRENT ASSETS:                                          CURRENT LIABILITIES:
  Cash                       $  1,542,225                  Accounts payable                     $ 1,457,598
  Accounts receivable                                      Accrued expenses                       1,381,332
    (less allowance for                                    Other accrued liabilities              1,700,000
    doubtful accounts                                      Notes payable                            105,350
    of $254,000 in 1997)        4,649,941                                                       -----------
                                                           Total current liabilities              4,644,280
  Inventory                     4,086,499
  Other receivables and
   notes receivable                38,996                 LONG-TERM LIABILITIES - Notes payable      51,584
  Deferred tax assets             123,164                                                       -----------
  Due from related party           15,327                      Total liabilities                  4,695,864
  Deferred mail advertising                                                                     -----------
   and prepaid expenses         1,410,603                 COMMITMENTS AND CONTINGENCIES
                                                          STOCKHOLDER'S EQUITY:
                              -----------                   Common stock, no par value;
 Total current assets          11,866,755                   authorized - 12,500 shares;              15,000
                              -----------                   issued - 200 shares
                                                            Additional paid-in capital               50,000
PROPERTY AND EQUIPMENT, Net     1,082,950                   Retained earnings                     9,299,550
                              -----------                                                       -----------
OTHER ASSETS:                     110,709                      Total                              9,364,550

                                                            Less - treasury stock
                                                            (100 shares) at cost                 (1,000,000)
                                                                                                -----------
                                                               Total stockholder's equity         8,364,550
                             ------------                                                       -----------
                                                           TOTAL LIABILITIES AND STOCKHOLDER'S
TOTAL ASSETS                 $ 13,060,414                  EQUITY                               $13,060,414
                             ============                                                       ===========

See notes to financial statements.

CHISWICK TRADING, INC.

STATEMENTS OF INCOME AND RETAINED EARNINGS
THREE MONTHS ENDED MARCH 31, 1997
UNAUDITED
________________________________________________________
                                      1997
SALES	                            $11,643,988

COST OF SALES                       5,667,438
                                  -----------
GROSS PROFIT                        5,976,550

OPERATING EXPENSES                  4,913,884
                                  -----------
INCOME FROM OPERATIONS              1,062,666

OTHER INCOME (EXPENSE)                104,541
                                  -----------
INCOME BEFORE INCOME TAXES          1,167,207

INCOME TAXES                           62,499
                                  -----------
NET INCOME                          1,104,708

RETAINED EARNINGS, BEGINNING
  OF YEAR,                          8,826,842

DIVIDENDS PAID                       (632,000)
                                  -----------
RETAINED EARNINGS, END OF YEAR     $9,299,550
                                  ===========

See notes to financial statements.

CHISWICK TRADING, INC.

STATEMENTS OF CASH FLOWS
THREE MONTHS ENDED MARCH 31, 1997
UNAUDITED
________________________________________________________________________
                                                      1997
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                       $1,104,708
  Adjustments to reconcile net income to
  net cash provided by operating activities:
    Depreciation and amortization                      99,005
    Bad debts                                         127,089
    Deferred taxes                                     (7,190)
  Changes in:
    Accounts receivable, trade                       (364,868)
    Inventory                                        (262,349)
    Deferred mail advertising and prepaid expenses    (72,984)
    Other assets                                        3,546
    Accounts payable, accrued expenses and other
      accrued liabilities                            (427,395)
                                                   ----------
        Net cash provided by operating activities     199,562
                                                   ----------
CASH FLOWS FROM INVESTING ACTIVITES:
  Purchase of property, equipment and software        (78,478)
  Collection on notes receivable                        2,269
                                                   ----------
        Net cash used for investing activities        (76,209)
                                                   ----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Principal payments on notes payable                 (52,339)
  Dividends paid                                     (632,000)
                                                   ----------
        Net cash used for financing activities       (684,339)
                                                   ----------
NET DECREASE IN CASH                                 (560,986)

CASH AND EQUIVALENTS, Beginning of year             2,103,211
                                                   ----------
CASH AND EQUIVALENTS, End of year                  $1,542,225
                                                   ==========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW
  INFORMATION - Cash paid during the period for:
    Interest                                       $   17,000
                                                   ==========
    Income Taxes                                   $   90,000
                                                   ==========

See notes to financial statements

CHISWICK TRADING, INC.

NOTES TO UNAUDITED FINANCIAL STATEMENTS
THREE MONTHS ENDED MARCH 31, 1997
----------------------------------------------------------

1.    BASIS OF PRESENTATION

The financial statements for the three months ended March 31, 1997 are unaudited but reflect all adjustments, consisting only of normal recurring adjustments, which are, in the opinion of management, necessary for a fair statement of the results of the interim period reflected. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted. The results of operations for the interim period reported herein are not necessarily indicative of results to be expected for the full year.

The financial statements included herein should be read in conjunction with the financial statements and notes thereto, and the Independent Auditors' Report included elsewhere in this Form 8K/A for Chiswick Trading, Inc. (the "Company") for the years ended December 31, 1995 and 1996. Reference is made to the accounting policies of the Company described in the notes to such financial statements. The Company has consistently followed those policies in preparing these financial statements.

(b)   Pro Forma Financial Information

                         PRO FORMA COMBINED CONDENSED
                            FINANCIAL STATEMENTS

   On March 31, 1997, New England Business Service, Inc. (the "Company") acquired substantially all of the assets and certain liabilities of Chiswick Trading, Inc. ("Chiswick") for cash consideration of approximately $34,600,019, net of cash acquired, and $ 8,400,000 in shares of Company common stock, for an aggregate purchase price, net of cash acquired, of $43,000,019.

   The following pro forma combined condensed financial statements are unaudited and have been prepared to give effect to (i) the acquisition of Chiswick under the purchase method of accounting, (ii) the arrangements required to finance such acquisition consisting of a loan to the Company of $30,000,000 under its revolving line of credit and the issuance of 365,217 shares of Company common stock, and (iii) adjustments based on available information and upon certain assumptions management believes are reasonable under the circumstances, as if this transaction had occurred on March 29, 1997 in the case of the combined condensed balance sheet, or on July 1, 1995 in the case of the pro forma combined condensed statements of income.

   The pro forma information does not purport to be indicative of the financial position or results of operations that would have been attained had the transaction occurred on the dates indicated, nor to project the Company's results of operations for any future period. The pro forma combined condensed financial statements should be read in conjunction with the separate audited financial statements and notes thereto of the Company included in its Form 10-K for the year ended June 29, 1996 and the audited financial statements and notes thereto of Chiswick included in this Form 8-K/A.

                         PRO FORMA COMBINED CONDENSED CONSOLIDATED BALANCE SHEET
                                             MARCH 29, 1997

                                            (Unaudited)
                                           (In Thousands)
                                                                               Pro Forma
                                                     NEBS         Chiswick     Adjustments     Pro Forma
                                                     (1)             (1)        (2)(3)         Combined
                                                   --------       --------     -----------     ---------
ASSETS
Current Assets
  Cash and cash equivalents                        $  8,074       $  1,542     $ (6,161)        $  3,455
  Short term investments                                852                                          852
  Accounts receivable - net                          29,243          5,074                        34,317
  Inventories                                         8,734          4,086                        12,820
  Direct mail advertising and prepaid exps            6,336          1,349                         7,685
  Deferred income tax benefit                         9,448                                        9,448
                                                   --------       --------     --------         --------
     Total current assets                            62,687         12,051       (6,161)          68,577

Property and equipment - net                         30,728          1,109          (90)          31,747

Property held for sale                                  631                                          631

Goodwill                                              5,775                                        5,775
Excess of Purchase Price over
  net asset value - Chiswick                                                     34,687           34,687
Other Assets - net                                      652                                          652
                                                   --------       --------     --------         --------
TOTAL ASSETS                                       $100,473       $ 13,160     $ 28,436         $142,069
                                                   ========       ========     ========         ========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
  Accounts payable                                 $ 12,488       $  2,360     $    400         $ 15,248
  Notes Payable                                                        157       30,000           30,157
  Accrued expenses                                   21,602            279                        21,881
                                                   --------       --------     --------         --------
     Total current liabilities                       34,090          2,796       30,400           67,286

Deferred Income Taxes                                   391                                          391

STOCKHOLDERS' EQUITY
  Common stock                                       14,102             15          350           14,467
  Additional paid-in capital                         15,218             50        7,985           23,253
  Cumulative foreign currency translation adj        (1,677)                                      (1,677)
  Retained earnings                                  54,469         10,299      (10,299)          54,469
                                                   --------       --------     --------         --------
     Total                                           82,112         10,364       (1,964)          90,512
Less: Treasury stock                                 16,120                                       16,120
                                                   --------       --------     --------         --------
Stockholders' Equity                                 65,992         10,364       (1,964)          74,392

TOTAL LIABILITIES & STOCKHOLDERS' EQUITY           $100,473       $ 13,160     $ 28,436          142,069
                                                   ========       ========     =========        ========

       See Notes to Pro Forma Combined Condensed Financial Statements

<PAGE




                       PRO FORMA COMBINED CONSOLIDATED STATEMENTS OF INCOME
                               For the Year Ended June 29, 1996
                                        (unaudited)
                                                            Pro Forma
                                       NEBS     Chiswick    Adjustments  Pro Forma
                                       (1)        (1)         (4)        Combined
                                     ---------  ---------   ---------    ---------
NET SALES                            $254,954   $41,398     $            $296,352
OPERATING EXPENSES:
  Cost of sales                        95,598    23,067                   118,665
  Selling and advertising              93,179    12,622        1,200      107,001
  General and administrative           43,713     1,798          221       45,732
  Exit costs                            3,044                               3,044
                                     --------   --------    --------     --------
     Total operating expenses         235,534    37,487        1,421      274,442

INCOME FROM OPERATIONS                 19,420     3,911       (1,421)      21,910

OTHER INCOME/(EXPENSE):                 1,635       (27)      (1,910)        (302)
                                     --------   --------    --------     --------
INCOME BEFORE TAXES                    21,055     3,884       (3,331)      21,608

PROVISION FOR INCOME TAXES              8,306       220                     8,526
                                     --------   --------    --------     --------
NET INCOME BEFORE LOSS ON EQUITY
 METHOD INVESTMENT                     12,749     3,664       (3,331)      13,082

Loss on equity method investment         (820)                               (820)
                                     --------   --------    --------     --------
NET INCOME                           $ 11,929   $ 3,664     $ (3,331)    $ 12,262
                                     ========   ========    ========     ========
PER SHARE AMOUNTS:
Net Income                                .81                                 .81
                                     ========   ========    ========     ========
WEIGHTED AVERAGE SHARES OUTSTANDING    14,773                    365       15,138
                                     ========   ========    ========     ========

            See Notes to Pro Forma Combined Condensed Financial Statements

                     PRO FORMA COMBINED CONSOLIDATED STATEMENTS OF INCOME
                               For the Nine Months Ended March 29, 1997
                                        (unaudited)
                                                            Pro Forma
                                       NEBS     Chiswick    Adjustments  Pro Forma
                                       (1)        (1)          (4)
                                     ---------  --------    ---------    ---------
NET SALES                            $188,032   $ 35,766    $            $223,798
OPERATING EXPENSES:
  Cost of sales                        65,293     20,298                   85,591
  Selling and advertising              65,413      9,404         900       75,717
  General and administrative           34,686      2,702         166       37,554
  Exit costs                            4,543                               4,543
                                     --------   --------    --------     --------
     Total operating expenses         169,935     32,404       1,066      203,405

INCOME FROM OPERATIONS                 18,097      3,362      (1,066)      20,393

OTHER INCOME/(EXPENSE):                 2,488         12      (1,370)       1,130
                                     --------   --------    --------     --------
INCOME BEFORE TAXES                    20,585      3,374      (2,436)      21,523

PROVISION FOR INCOME TAXES              8,203        187         188        8,578
                                     --------   --------    --------     --------
NET INCOME                           $ 12,382   $  3,187    $ (2,624)    $ 12,945
                                     ========   ========    ========     ========
PER SHARE AMOUNTS:
Net Income                                .91                                 .93
                                     ========   ========    ========     ========
WEIGHTED AVERAGE SHARES OUTSTANDING    13,570                    365       13,935
                                     ========   ========    ========     ========

             See Notes to Pro Forma Combined Condensed Financial Statements

   Notes to Pro Forma Combined Condensed Financial Statements

1. On March 31, 1997, New England Business Service, Inc. ("the Company") acquired substantially all of the assets and assumed certain liabilities of Chiswick Trading, Inc. ("Chiswick") under the terms of an Asset Purchase Agreement (the "Agreement") for consideration of approximately $34,600,019 in cash, net of cash acquired, and approximately $8,400,000 in shares of Company common stock, for an aggregate purchase price, net of cash acquired, of $43,000,019. The source of the cash for the purchase price was a loan for $30,000,000 made to the Company in the ordinary course of business under its revolving line of credit with The First National Bank of Boston and Fleet National Bank, as lenders and agents thereunder, and certain other financial institutions.

   Chiswick markets a line of retail and industrial packaging, shipping and warehouse supplies sold primarily to small wholesalers, manufacturers and retailers. The Company intends to continue to use the assets acquired from Chiswick for these purposes. Chiswick's headquarters are located in Sudbury, Massachusetts, where Chiswick will continue to operate as a division of the Company.

The Pro Forma Combined Condensed Balance Sheet has been prepared based on the Company's March 29, 1997 unaudited consolidated balance sheet and Chiswick's unaudited balance sheet as of the same date. Certain assets and liabilities excluded under the terms of the Agreement have been excluded from Chiswick's historical balance sheet. The Pro Forma Combined Consolidated Statements of Income include the Company's historical results for the applicable periods as previously reported and Chiswick's results for the same periods, derived from management's internal financial statements.

2. The pro forma adjustments to the Combined Condensed Balance Sheets are set forth below:

     a) The gross purchase price of $44,561,000 was funded by the issuance of 365,217 shares of NEBS common stock valued at $8,400,000, and by the borrowing of $30,000,000 in cash under a revolving line of credit. The balance was funded by NEBS cash on hand.

     b) The stockholder's equity amounts of Chiswick Trading Inc. have been eliminated as required under the purchase method of accounting.

     c) Estimated transaction costs of $400,000 have been accrued and added to the excess of purchase price over the net value of assets acquired.

     d) Fixed assets have been adjusted to reflect fair market values, resulting in a $90,000 reduction of the historical amounts acquired.

3. For purposes of these pro forma financial statements, the excess of the purchase price over the net value of acquired assets has been shown as a single item on the pro forma combined condensed balance sheet. The final allocation of the excess of purchase price over net assets acquired is subject to appraisals, evaluations and other studies of the fair value of Chiswick's assets and liabilities. The pro forma combined condensed balance sheet ascribes value to Chiswick's customer list, a non-compete agreement and goodwill with amortization periods for such intangibles ranging between 5 and 40 years.

4. The pro forma adjustments to the Combined Consolidated Statements of Income for the Year Ended June 29, 1996 and the Nine Months ended March 29, 1997 are set forth below by line item:

     a) Selling and advertising - to record estimated amortization expense of the customer list and non-compete intangible assets.

     b) General and administrative - to record estimated amortization expense of acquisition related goodwill (1996 - $706,000, 1997 - $530,000), to eliminate payroll expense for non-acquired personnel (1996 - $80,000, 1997 - $60,000) and to lower expenses to reflect employment and lease agreements created at the time of closing (1996 - $405,000, 1997 - $304,000).

     c) Other Income/(Expense) - to record interest expense at 7.25% on new borrowings based on anticipated balances outstanding and to reflect lost interest income at 6.00% on net cash outlays.

     d) Provision for Income Taxes - to record income taxes on the net effect of Chiswick's profits and the pro forma adjustments at NEBS' effective rate.

     e) Weighted Average Shares Outstanding - to adjust for share issuance.

                                  SIGNATURES
                                  ----------

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       NEW ENGLAND BUSINESS SERVICE, INC.
                                       ---------------------------------
                                                    Registrant


DATED:  June 13, 1997               By:  /s/ John F. Fairbanks
        -------------                    ---------------------
                                         John F. Fairbanks
                                         VP, Chief Financial Officer

        EXHIBIT INDEX
        -------------

Exhibit
Number

* 2.1	  Asset Purchase Agreement by and among New England Business
        Service, Inc. Chiswick Trading, Inc. and Theodore Pasquarello dated as of March 31, 1997.

* 2.2	  Agreement to Furnish Copies of Omitted Schedules and Exhibits
        to Asset Purchase Agreement.

* 10.1 Revolving Credit Agreement dated as of March 26, 1997, by and among New England Business Service, Inc., The First National Bank of Boston and Fleet National Bank (together with certain other financial institutions, the "Banks"), The First National Bank of Boston, as agent for the Banks, and Fleet National Bank, as documentation agent for the Banks.

  24.1  Independent Auditors' Consent

* Previously filed on Form 8-K dated April 15, 1997